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LEASE NO. TI0900

                              MASTER LEASE AGREEMENT

   This agreement (the "Agreement") is made this_____day of___________, 2000, between Amembal Capital Corporation, with its principal office at 420 E.
South Temple, Suite 240, Salt Lake City, UT 84111, (the "Lessor"), and Interactive Telesis Inc., with its principal office located at 12636 High Bluff Drive, 2nd Floor San Diego CA 92130, (the "Lessee"). A word with an initial letter capitalized shall have the meaning set forth in this Agreement.

1. LEASE:

   Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in any "Equipment Schedule" executed and delivered by Lessor and Lessee in connection with the Agreement. The terms and conditions contained herein and in each Equipment Schedule shall govern the leasing and use of the Equipment. In the event of conflict between the provisions of this Agreement and any Equipment Schedule, the provisions of the Equipment Schedule shall govern. Each Equipment Schedule shall constitute a separate lease.

2. ADDITIONAL DEFINITIONS:

   a. "Acceptance Date" means, as to the Equipment designated on any Equipment Schedule, the date as of which: (a) Lessor has received all documents, duly completed and executed which Lessor reasonably deems necessary to ensure enforceability of Lessor's interests in the transaction represented by the Equipment Schedule (including invoices, the Equipment Schedule, guaranties, evidence of title sufficient to establish Lessor's unencumbered ownership of the Equipment, insurance certificates, UCC-1 financing statements, landlord/mortgagee waivers, property and sales tax information, including exemptions if applicable, inspection reports, vendor certifications if required, and applicable riders and addenda), and (b) Lessor has received either (i) a certificate of acceptance or delivery signed by the Lessee (the "Acceptance Certificate") or (ii) confirmation from the manufacturer or vendor of the Equipment that such Equipment has been installed.

   b. "Commencement Date" means, as to the Equipment designated on any Equipment Schedule, the first day of the month following the Acceptance Date.

   c. "Schedule Date" means, as to any Equipment Schedule, the date of such Equipment Schedule as stated therein.

   d. "Assignment Date" means, as to the Equipment designated on any particular Equipment Schedule, the date upon which Lessor shall assign its interests in such Equipment Schedule, or in any Monthly Rental payable thereunder or in any Equipment described therein, to any third party, either outright or as security for Lessor's performance of an obligation.

3. TERMS OF LEASE:

   The "Initial Period" and the "Monthly Rental" payable with respect to each item of Equipment shall be as set forth in and as stated in the respective Equipment Schedule(s). Lessee may a) exercise an "Early Purchase Option" (as described in the Equipment Schedule), if applicable; or b) terminate any Equipment Schedule effective at the expiration of the Initial Period or any renewal term thereof; by giving the Lessor prior written notice at least 180 days but no more than 240 days before the end of the Initial Period, or renewal term, as applicable. If said written notice is not received by Lessor within the specified period, then to (a) above, the Agreement shall continue until the end of the Initial Period (or renewal period, as applicable); or as to (b) above, the Agreement shall be automatically extended for an additional period of one year on the same terms provided for during the Initial Period ("Automatic Renewal Period"). No notice of intent to exercise an Early Purchase Option or termination may be revoked without prior written consent of Lessor.

4. RENT AND PAYMENT:

a. MONTHLY RENTAL: As to any Equipment leased hereunder, the "Monthly Rental" payable by Lessee to Lessor shall be as set forth in the applicable Equipment Schedule. The Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Initial Period and any Automatic Renewal Period. If the Acceptance Date does not fall on the first day of the month, then the first rental payment shall be a pro rata portion of the Monthly Rental, calculated on a 30-day basis for the period between the Acceptance Date and the Commencement Date, and shall be due payable on the Acceptance Date. Lessee shall pay all Monthly Rental to Lessor, its successors or assigns, at Lessor's address set forth above (or as otherwise directed in writing by Lessor, its successors, or assigns), whether or not Lessee has received any notice that such payment is due. As of the Commencement Date (or the Assignment Date, if earlier). Monthly Rental shall be increased proportionately to the increase in yields of U.S. Treasury Notes (as designated in the applicable Equipment Schedule) occurring between the Schedule Date and the Commencement Date

                                                                      D
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                                                                   INITIALS

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(or the Assignment Date, if earlier); and in addition, if the Assignment
Date occurs after the Commencement Date. Monthly Rental shall be increased as of the Assignment Date proportionately to the increase in yields of designated U.S. treasury Notes occurring between the Commencement Date and the Assignment Date, all as provided in the applicable Equipment Schedule. In the event an Equipment Schedule fails to commence for any reason, any advance payments collected by Lessor shall be deemed earned by Lessor. LESSEE SHALL NOT ABATE, SET OFF, OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY
MONTHLY RENTAL FOR ANY REASON WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR,
ITS SUCCESSORS, OR ASSIGNS.

   b. LATE CHARGES: Late charges on any payments, taxes, or other charges due hereunder and not received within ten (10) days of the due date shall accrue at the rate of 10% of the payment amount due per month (or if such rate shall exceed the maximum rate allowed by law, then at the highest rate that is permitted to be charged on liquidated amounts after judgment) beginning with the date that such amount was due and continuing until the amount is paid. If late charges are assessed by a lending institution due to any late payment, Lessee agrees to pay such late charges or to reimburse Lessor for their payments. Lessee agrees to make payment for any late charges promptly upon demand by Lessor.

5. TAXES

   Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor and service fees assessed, however designated, which are levied or based on the Monthly Rental or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Equipment, including without limitation, registration and license fees and assessments, state and local privilege or excise taxes, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income. Lessor shall invoice Lessee for all such taxes in advance of their payment due date, and Lessee shall promptly remit to Lessor all such taxes and charges upon receipt of such invoice from Lessor. Lessee shall pay all penalties and interest resulting from its failure to timely remit such taxes to Lessor when invoiced by Lessor. Lessor (or at Lessor's option, Lessee) shall file all required sales and use tax and personal property tax returns and reports concerning the Equipment with all applicable governmental agencies. The provisions of this paragraph shall survive the expiration or other termination of the Agreement with respect to events occurring prior thereto.

6. USE: ALTERATIONS AND ATTACHMENTS:

   a. ACCEPTANCE CERTIFICATE: After Lessee receives and inspects any Equipment and is satisfied that the Equipment is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance Certificate in a form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance Certificate for any Equipment shall not affect the validity of this Agreement with respect to the Equipment.

   b. UNLIMITED USAGE: Lessee shall be entitled to unlimited usage of the Equipment during the Initial Period, the Automatic Renewal Periods and any extension or renewal periods approved by Lessor in writing.

   c. CONTROL AND LOCATION: Lessee shall at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the Equipment Schedule without the prior written consent of Lessor.

   d. NATURE OF USE: Lessee shall cause the Equipment to be installed, used, operated and, at the termination of the Agreement as to each Equipment Schedule, removed (i) in accordance with any applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; and,
(iii) in accordance with applicable governmental regulations, if any.

   e. ALTERATIONS: Lessee may not make alterations in or add attachments to the Equipment without first obtaining the written consent of Lessor. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Equipment. The manufacturer may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor or, at the option of Lessor, shall be removed by Lessee at the termination of this Agreement as to such Equipment and the Equipment restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

   f. PERSONAL PROPERTY CHARACTER: Lessee acknowledges that the Equipment is and shall remain personal property during the term of this Agreement. Lessee shall not permit the Equipment to become an accession to other goods or a fixture to, or part of, any real property.

   g. COMPLIANCE WITH LAWS: Lessee shall comply with all applicable laws, regulations and orders relating to the Equipment and this Agreement. Lessee shall pay all fines and penalties for late registration, moving violations or other infractions or violations of law with respect to the Equipment or Lessee's use of the Equipment.

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   h. COMMERCIAL USE: The Equipment is leased solely for commercial or business purposes.

7. MAINTENANCE AND REPAIRS; RETURN OF EQUIPMENT:

   a. GENERAL MAINTENANCE: Subject to the following provisions of this section 7, during the continuance of this Agreement and at its expense, Lessee (i) shall keep the Equipment in good repair, working order and condition; (ii) shall make all necessary adjustments, repairs and replacements, in accordance with Manufacturer specifications; (iii) shall furnish all required parts, mechanisms, devices, and servicing; and, (iv) shall not use or permit the Equipment to be used for any purpose for which, in the opinion of the manufacturer or service company, the Equipment is not designed or suitable. Such parts, mechanisms, and devices shall immediately become part of the Equipment for all purposes hereunder.

   b. SERVICE COMPANY: During the continuance of this Agreement and at its own expense, Lessee shall enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization for maintenance of each item of Equipment. Such contract as to each item shall commence upon expiration of the manufacturer's warranty period, if any, relating to such item. Lessee shall furnish Lessor with a copy of such contract upon demand.

   c. RETURN OF EQUIPMENT: At the termination of the Agreement, and provided Lessee has the option to return the Equipment under the applicable Equipment Schedule then at its expense, Lessee shall return the Equipment to Lessor at the location within the Continental United States designated by Lessor. Upon such return, the Equipment shall be in the same operating order, repair, condition, and appearance as on the Acceptance Date, excepting reasonable wear and tear from proper use thereof, including all engineering changes theretofore prescribed by the manufacturer. If the Equipment or its component parts were packed or crated for shipping when new, Lessee shall pack or crate the same carefully and in accordance with any recommendations of the Supplier or manufacturer before redelivering the item to Lessor. Lessee shall also deliver to Lessor the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the manufacturer or supplier of the Equipment and such other documents in Lessee's possession relating to the maintenance and method of operation of such Equipment. Lessee shall return and convey to Lessor at no cost to Lessor all upgrades and/or enhancements made to the equipment that is inherent to the functioning of the Equipment. Lessee shall provide maintenance qualification letters and/or arrange for and pay the cost of repairs which are necessary for the manufacturer or qualified maintenance organization to accept the Equipment under contract maintenance at its then standard rates. At Lessor's written request, Lessee shall provide free storage for any item of Equipment for a period not to exceed sixty (60) days after the expiration of the Agreement before returning such item to Lessor and permit Lessor access to the Equipment for inspection and/or resale. If Lessee shall fail to return any item of Equipment as provided herein, Lessee shall be responsible for all cost and expense incurred by Lessor in returning the Equipment to such required condition or and reduction in value as a result thereof.

8. OWNERSHIP AND INSPECTION:

   a. OWNERSHIP: The Equipment shall at all times remain the property of Lessor or its assigns. By this Agreement, Lessee acquires no ownership rights in the Equipment. Lessor may affix (or require Lessee to affix) tags, decals, or plates to the Equipment indicating Lessor's ownership, and Lessee shall not permit their removal or concealment. Lessor shall be shown as the owner of the Equipment on all vehicle titles and licenses, as applicable.

   b. NO LIENS: LESSEE SHALL KEEP THE EQUIPMENT AND LESSEE'S INTEREST UNDER THIS AGREEMENT FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED BY LESSOR OR ITS ASSIGNS.

   c. ACCESS: Lessor, its assigns and their agents shall have free access to the Equipment at all reasonable times during normal business hours for the purpose of inspecting the Equipment and for any other purpose contemplated in this Agreement.

   d. NOTIFICATION OF LOSS: Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Equipment arising from the alleged or apparent improper manufacture, functioning, or operation of the Equipment.

9. WARRANTIES:

   a. Limitation on Warranties: LESSEE ACKNOWLEDGES THAT LESSOR HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO ANY OF THE FOLLOWING: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE EQUIPMENT; (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND,
(iii) DELIVERY OF THE EQUIPMENT FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE. LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS, OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, INCLUDING SPECIAL OR CONSEQUENTIAL DAMAGES.

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     b.    ASSIGNMENT OF WARRANTIES:  Lessor hereby assigns to Lessee all assignable warranties on the Equipment, as described in Lessor's purchase contract, which assignment shall be effective only (i) during the Initial Period and any Automatic Renewal Periods, and, (ii) so long as no uncured Event of Default exists.

10.  NET LEASE; LESSEES OBLIGATIONS ABSOLUTE AND UNCONDITIONAL:

     a. NET LEASE: This Agreement is a "net lease" and, as between Lessor and Lessee. Lessee shall be responsible for all costs, expenses, and claims of every nature whatsoever arising out of or in connection with or related to this Agreement or the Equipment (such as, but not limited to, transportation in and out, packing, installation, deinstallation, shipping, and other such charges).

     b. ABSOLUTE PAYMENT OBLIGATION: Lessee agrees that its Monthly Rental and other obligations hereunder shall be irrevocable, independent, absolute, and unconditional and shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim otherwise available to Lessee against Lessor; nor, except as otherwise expressly provided herein or as agreed to by Lessor in writing, shall this Agreement terminate for any reason whatsoever prior to the end of the Initial Period.

11.  ASSIGNMENT:

     a. NO ASSIGNMENT BY LESSEE: LESSEE MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. NO PERMITTED ASSIGNMENT OR SUBLEASE SHALL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

     b. LESSOR ASSIGNMENTS: Lessor may sell and assign its rights and interests in any Equipment and in any Equipment Schedule hereunder, to another party ("Lessor's Assignee") either outright or as collateral security for loans. Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and perform its other obligations hereunder to Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED EQUIPMENT SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE OR COUNTERCLAIMS WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessor's Assignee shall have all of the rights but none of the obligations of Lessor under this Agreement. Notwithstanding any assignment by Lessor, Lessor's Assignee shall not be deemed to have assumed or to be obligated to perform any of the obligations of Lessor.

     c. UCC2A RIGHTS: In connection with any assignment by Lessor of its interest in the Equipment of this Agreement, Lessee acknowledges that the assignment will not materially change the duty of or materially increase the burden or risk imposed on Lessee; and Lessee waives its right, if any, to demand Lessor's Assignee to comply with the provisions of Utah Uniform Commercial Code-Leases, Utah Code Annotated, title 70A, chapter 2a (as it now exists or hereafter modified) dealing with adequate assurance and assumption requirements, among other things.

     d. CONFIRMING DOCUMENTS: Upon any such assignment, Lessee agrees to execute (i) any document reasonably requested by Lessor acknowledging such assignment and affirming to Lessor's Assignee basic provisions of this Agreement and the Equipment Schedule, and (ii) UCC-1 precautionary filings reasonably requested.

     e. COUNTERPARTS: Only one executed counterpart of any Equipment Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart". No security interest in any Equipment Schedule may be created through the transfer and possession of any counterpart other than the "Original".

12.  RISK OF LOSS ON LESSEE:

     From and after the date the Equipment is delivered to Lessee and until the Equipment is returned to Lessor as provided in the Agreement, Lessee shall bear all risk of loss, damage, theft, or destruction to the Equipment, howsoever caused. If any item of Equipment is rendered unusable as a result of any physical damage to or destruction of the Equipment or if any item of Equipment is lost or stolen, then:

     a. NOTICE: Lessee shall give Lessor immediate notice thereof, and this Agreement as to such item shall continue in full force and effect without any abatement of any Monthly Rental. Lessee shall determine and notify Lessor, within fifteen (15) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired.

     b. REPAIR: If Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired.


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     c.    REPLACEMENT OR PAYMENT:  If Lessee determines that the item of
Equipment cannot be repaired or if the item of Equipment is lost or stolen, then at Lessor's option, Lessee shall either (i) at its expense promptly replace such item of Equipment with like equipment having a comparable or greater value and convey title to such replacement to Lessor free and clear of all liens and encumbrances, whereupon this Agreement shall continue in full force and effect as though such loss, damage, theft, or destruction had not occurred,; or (ii) pay Lessor an amount equal to all rents and other amounts, if any, due from Lessee at the time of such payment plus the "Casualty Loss Value" of the item of Equipment determined under any casualty loss schedule attached to the Equipment Schedule, or if none is attached, then an amount equal to the replacement cost of such item of Equipment.

     d. INSURANCE PROCEEDS: All proceeds of insurance received by Lessor or Lessee under any insurance policy shall be applied toward the cost of any such repair or replacement.

13.  INSURANCE:

     During the continuance of this Agreement as to each Equipment Schedule, Lessee, at its expense, shall keep in effect (i) an all risk casualty insurance policy covering the Equipment designated in such Equipment Schedule that includes, without limitation, coverage against extended coverage risks, vandalism, theft, and malicious mischief, for amounts not less than the Casualty Loss Value of the item of Equipment determined under any casualty loss schedule attached to the Equipment Schedule, or if none is attached, then for amounts not less than the replacement cost of each item of Equipment, with Lessor and its assigns designated as insured and loss payees under such policy; and (ii) a commercial general liability policy in amounts acceptable to Lessor and that designates Lessor and its assigns as co-insured. All such insurance policies shall be with licensed insurance companies acceptable to Lessor; shall prohibit cancellation or modification thereof without at least thirty (30) days prior written notice to Lessor; shall be evidenced whether by certificates of insurance or other written evidence acceptable by Lessor; and shall provide that as to Lessor, its successors, and assigns, the insurance shall not be invalidated by any act, omission, or neglect of Lessee. Lessee shall be responsible for paying any deductibles on such policies. Lessee hereby appoints Lessor as Lessee's attorney-in-fact with full power and authority to make claims, receive payments and endorse documents, checks or drafts as necessary or advisable to secure payments due under any policy contemplated hereby on account of a casualty loss.

14.  INDEMNIFICATION:

     Except for the gross negligence or willful misconduct of Lessor or as otherwise provided herein, Lessee shall indemnify Lessor against and hold Lessor harmless of and from any claims (including without limitation, claims involving strict or absolute liability and any claim alleging latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), actions, suits, proceedings, costs, expenses (including a reasonable attorney's fee incurred by Lessor either in enforcing this indemnity or in defending against such claims), damages and liabilities at law or in equity, arising out of, connected with or resulting from this Agreement or the Equipment (including without limitation the delivery, possession, use, operation, condition, lease, return, storage, or disposition thereof). For purposes of this paragraph, the term "Lessor" shall include Lessor, its successors and assigns, shareholder, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of the Agreement with respect to events occurring prior thereto.

15.  EVENTS OF DEFAULT:

     The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

     a. MONTHLY RENTAL: Lessee fails to pay any Monthly Rental when the same becomes due or any payment or amount due pursuant to any end of term options set forth in the Schedule and such failure shall continue uncured for ten (10) days after written notice thereof is given to Lessee;

     b. TRANSFERS: Except as expressly provided herein, Lessee attempts to, or does, remove, sell, assign, transfer, encumber, sublet, or part with possession of any one or more items of the Equipment, or any interest under this Agreement, except as expressly permitted herein.

     c. ATTACHMENT; ABANDONMENT: Through the act or omission of Lessee, any item of Equipment is subject to any levy, seizure, attachment, assignment, or execution; or Lessee abandons any item of Equipment.

     d. OTHER OBLIGATIONS: Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee thereunder and such failure shall continue uncured for ten (10) days after written notice thereof is given to Lessee.

     e. MISREPRESENTATIONS: Lessee's representations and warranties made in this Agreement or in connection herewith shall be false or misleading in any material respect.

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     f.    CHANGE IN FINANCIAL CONDITION:  There occurs any material adverse change in Lessee's financial condition; Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, is insolvent, admits in writing its inability to pay its financial obligations as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, or regulation or files an answer admitting the material allegation of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

     g. INVOLUNTARY PROCEEDINGS: Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

16.  REMEDIES:

     Upon the occurrence of any Event of Default, Lessor shall have the option, with or without giving notice to Lessee, to do any one or more of the following:

     a. ENFORCEMENT: Lessor may enforce this Agreement according to its terms;

     b. CURE: Lessor may advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefor, together with late charges accrued thereon.

     c.    NO DELIVERY:  Lessor may refuse to deliver the Equipment to Lessee;

     d. TERMINATION: By notice to Lessee, Lessor may terminate this Agreement as to any or all Equipment Schedules;

     e. LESSOR'S DAMAGES: Lessee shall remain fully liable for and shall pay Lessor for (i) all sums due and payable under the Equipment Schedule for all periods up to and including the date on which Lessor has declared this Agreement to be in default; (ii) all costs and expenses incurred by Lessor on account of such default, including, but not limited to, all court costs and reasonable attorney's fees; and, (iii) all reasonable damages as provided by law (collectively "Lessor's Damages").

     f. POSSESSION OF EQUIPMENT: Whether or not this Agreement is terminated as to any or all Equipment Schedules, Lessor may (i) take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated and for such purpose. Lessor may enter upon any Lessee's premises without any court order and without liability for so doing (Lessee hereby waives any action for trespass or damages by reason of such entry or taking possession); and/or (ii) cause Lessee (and Lessee hereby agrees) to assemble the Equipment and either make it available to Lessor at a place designated by Lessor or return it to Lessor as provided in this Agreement.

     g. RECOVERY OF RENTS: Lessor may sue for and recover all Monthly Rental, rents and other payments that accrue after the occurrence of the Event of Default, as the same become due.

     h. LIQUIDATED DAMAGES: Lessor may recover from Lessee, as liquidated damages ("Liquidated Damages") for loss of a bargain and not as a penalty, an amount equal to the present value of all future Monthly Rentals and any end of term payment to be paid by Lessee during the remainder of the Initial Period and any payment or amount due pursuant to any end of term options set forth in the Schedule or any Automatic Renewal Period then in effect discounted at the rate of six percent (6%) per annum, which payment shall become immediately due and payable.

     i. SELL OR LEASE: Lessor may sell, dispose of, hold, use, or lease any Equipment as Lessor in its sole discretion may determine without any duty, except as provided below, to account to Lessee. Lessor may purchase at any such sale, and Lessor shall not be obligated to give preference to the sale, lease, or other disposition of the Equipment over the sale, lease, or other disposition of similar equipment owned or leased or through Lessor.

In connection with the foregoing:

     j. PAYMENT TO LESSEE: If Lessee shall have paid to Lessor all of the Liquidated Damages, then Lessor shall pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from (a) the reletting of the Equipment during the remainder of the Initial Period or the Automatic Renewal Period then if effect (after deduction of an amount equal to all Lessor's Damages); or (b) any sale of the Equipment occurring during the remainder of the Initial Period or Automatic Renewal Period then in effect less an amount equal to the estimated fair market value of the Equipment at the end of the Initial Period or Automatic Renewal Period then in effect (after deduction of

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an amount equal to all Lessor's Damages), said amount never to exceed the amount of the Liquidated Damages paid by Lessee. Any remaining amounts from reletting or sale shall be retained by Lessor.

      k. NONEXCLUSIVE REMEDIES: Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code (including sections thereof dealing with leases) as enacted in Utah or in any state in which the Equipment is located; or other applicable law. The right and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Lessor's failure to promptly enforce any right hereunder shall not operate as waiver of such right, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amount due under this Agreement and may delay enforcing any of Lessor's rights hereunder without losing or waiving any of Lessor's rights under this Agreement.

17.   TAX INDEMNITY:

      This Agreement is entered into on the basis that Lessor shall be the owner of the Equipment for federal and state income tax purposes and entitled to such deductions, credits, and other benefits as are provided an owner of personal property, including but not limited to the maximum Modified Accelerated Cost Recovery System deductions ("depreciation") for the MACRS Property Class life under the Internal Revenue Code of 1986 ("Code"); and interest paid or accrued with respect to any loan made to or assumed by Lessor or its assigns to finance the purchase of the Equipment (collectively referred to herein as the "Tax Benefits"). If, with respect to any item of Equipment, Lessor or its assigns shall not have or shall lose the right to claim all or any portion of the Tax Benefits or if all or any portion of the Tax Benefits shall be disallowed or recaptured (hereinafter referred to as "Tax Benefit Loss") due to the acts or omission of the Lessee, then the following provisions shall be applicable:

      a. PAYMENT BY LESSEE: Subject to the exceptions set forth below, Lessee shall, within thirty (30) days after written notice from Lessor that a Tax Benefit Loss has occurred, pay to Lessor at Lessor's option, either a lump-sum payment or an increase to the remaining monthly payments due under the Equipment Schedule in an amount which, after taking into account the effects of interest, penalties, and additional taxes payable by Lessor as a result of the Tax Benefit Loss and the receipt of payment hereunder, will cause Lessor's net effective after-tax return over the term of the Equipment Schedule to equal the net effective after-tax return which would have been available if Lessor had been entitled to the utilization of all Tax Benefits.

      b. DATE OF LOSS: For purposes hereof a Tax Benefit Loss shall occur upon the earliest of (i) the payment by Lessor to the Internal Revenue Service or the applicable state revenue office of the tax increase resulting from such Tax Benefit Loss, or (ii) the adjustment of the tax return of Lessor to reflect such Tax Benefit Loss.

      c. LIMITATION ON LOSS: Notwithstanding the foregoing, Lessor shall not be entitled to a payment hereunder on account of any Tax Benefit Loss directly attributable to any other following: (i) any act on the part of Lessor which causes a Tax Benefit Loss; (ii) the failure of Lessor to have sufficient taxable income or tax liability to utilize such Tax Benefits; or, (iii) the happening of any other event with respect to Lessor (such as disqualifying change in Lessor's business or characterization of Lessor as a personal holding company) which causes a Tax Benefit Loss.

      d. OWNER: This Section is expressly made for the benefit of, and shall be enforceable by Lessor, any person, firm corporation, or other entity to which Lessor transfers title to all or a portion of the Equipment and their successors and assigns (collectively, the "Owner"). For the purpose hereof, the term "Owner" shall include an affiliated group (within the meaning of the Code) of which a person or entity is a member for any year in which a consolidated income tax return is filed for such affiliated group, Lessee shall indemnify and hold harmless any such Owner from any Tax Benefit Loss on the same terms and to the same extent as it would have indemnified Lessor and held Lessor harmless as if said Owner were the Lessor hereunder. All of Lessor's rights and privileges arising from indemnities contained herein shall survive the expiration or other termination of this Agreement.

18.   COVENANT OF QUIET POSSESSION:

      Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Equipment subject to and in accordance with the terms and conditions of this Agreement.

19.   GENERAL:

      a. INTEGRATION: All schedules or riders to this Agreement, Equipment Schedules executed hereunder, schedules or riders attached to Equipment Schedules, other documents referred to in Equipment Schedules, and Acceptance Certificates, whether they are signed before, on, or after the date of this Agreement, are incorporated into this Agreement by this reference. Such documents appertaining to any Equipment Schedule and this Agreement constitute the entire agreement between the parties with respect to the items of Equipment listed on such Equipment Schedule.

      b. MODIFICATION: This Agreement may not be amended or modified except by writing, signed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Equipment Schedule to identify more accurately the Equipment (including without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto within fifteen (15) days after receiving notice of the amendment from Lessor.

      c. INTERPRETATION: The provisions of this Agreement shall be deemed to be independent and severable. The invalidity or partial invalidity of any one provision or problem of this Agreement under the laws of any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement. The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

      d. NOTICES: Notices hereunder shall be in writing and addressed to the other party at the address herein or such other address provided by notice hereunder and shall be effective: (i) upon the next business day, if sent by guaranteed overnight express service (such as Federal Express); (ii) on the same day, if personally delivered; or (iii) three (3) days after mailing if sent by certified or registered U.S. Mail, postage prepaid and addressed to the other party.

      e.   LEGAL MATTERS:

           i. GOVERNING LAW: This Lease shall be governed by and shall be interpreted pursuant to the substantive laws of the State of Utah without regard to choice of law rules.

           ii. WAIVER OF JURY TRIAL: LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY. THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR (OR ANY ASSIGNEE OF LESSOR) RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR (OR ITS ASSIGNEE). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           iii. JURISDICTION; VENUE: Each party to this Agreement irrevocably submits itself to the personal jurisdiction of state and federal courts located in Salt Lake County, Utah. The venue for any enforcement or interpretation of this Agreement shall lie with those courts, and each party waives any objection that it might have to venue.

      f. BINDING EFFECT: Lessee hereby represents and warrants that the Agreement was duly authorized, executed and delivered by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee. The provision of this Agreement shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns.

      g. FINANCING STATEMENTS & FEES: Lessee shall sign and deliver to Lessor one or more financing statements, supplements thereto, and other instruments in order to establish, perfect, extend, and/or enforce the parties' interest in the Equipment and under this Agreement. Lessee shall pay all costs of filing such statements. A photocopy of this Agreement shall be sufficient as, and may be filed as, an original financing statement. To further protect the parties' interest in the Equipment, Lessee shall make the Equipment available for a pre-funding inspection. Lessee shall pay all costs associated with such inspection. If Lessee defaults hereunder, then Lessor shall automatically be constituted as Lessee's attorney-in-fact for the purpose of carrying out the provisions of this paragraph.

      h. OPINION OF COUNSEL: Upon request, Lessee shall provide to Lessor an opinion of its counsel as to Lessee's legal standing, the authorization and execution of this Agreement and other documents the enforceability of its Agreement against Lessee, and other matters reasonably requested.

      i. FINANCIAL STATEMENTS: Upon request, Lessee, and each guarantor shall provide to Lessor a copy of its annual audited financial statements (or unaudited financial statements with corresponding tax returns if no audit is performed) and any quarterly or interim financial statements whether audited or unaudited. Lessee certifies and warrants that the financial data and the information which Lessee submits to Lessor in connection with this Agreement is, or will be, as appropriate a true and complete statement of the matters therein contained.

      j. PROVISIONAL SECURITY INTEREST: In the event a court of competent jurisdiction or other governing authority shall determine that this Agreement is not a "true lease" or that Lessor (or its assigns) does not hold legal title to or is not the Owner of the Equipment, then this Agreement shall be deemed to be a security agreement with Lessee, as debtor, having granted to Lessor, as secured party, a security interest in the Equipment effective the date of this Agreement; and Lessor shall have all of the rights, privileges, and remedies of a secured party under the Utah Uniform Commercial Code.

      k. UCC2A MATTERS: As to new Equipment, Lessee acknowledges that Lessee ordered the Equipment from the supplier thereof, and either (i) Lessee received a copy of the contract by which Lessor acquired the Equipment, or
(ii) Lessor has informed Lessee in writing of (A) the identity of the supplier, (B) that Lessee may have rights under said contract and may be entitled, under UCC2A, to the benefit of warranties provided to Lessor by said supplier, and (C) that Lessee may and should contact the supplier to receive an accurate and complete description of such rights including any disclaimers or limitations on them or of the remedies thereunder. Lessee makes this acknowledgement so that each such Equipment Schedule shall qualify as and be a finance lease under UCC2A.

      l. MULTIPLE LESSEES: Lessee and each of them are jointly and severally responsible and liable to Lessor under this Agreement. Lessor may with the consent of any one of the Lessees hereunder, modify, extend or change any of the terms hereof without consent or knowledge of the others, without in any way releasing, waiving or impairing any right granted to Lessor against the others.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the day and year first above written.



LESSOR:      Amembal Capital Corporation

By:
             ------------------------------------

Title:
             ------------------------------------



LESSEE:      Interactive Telesis Inc.
FEIN or SS No. 33-0649915


By:          /s/ Donald Cameron
             ------------------------------------

Title:       CEO
             ------------------------------------


Lease revl
----------

                              EQUIPMENT SCHEDULE

LEASE NO.  TI0900
         ---------
EQUIPMENT SCHEDULE NO. 1
                      ---

SCHEDULE DATE:
              --------------------------

To Master Lease Agreement dated_________________between AMEMBAL CAPITAL CORPORATION as Lessor, and INTERACTIVE TELESIS INC. as Lessee.

1.   Equipment:

               All Equipment described on Exhibit A attached hereto together with all parts, accessories, attachments, substitutions, repairs, improvements and replacements and any and all proceeds thereof, including without limitation, insurance proceeds.

2.   Equipment Cost:  $ 154,354.29
                    --------------

3.   Equipment Location: 12636 High Bluff Drive 2nd Floor, San Diego, CA 62130
                        ------------------------------------------------------

4.   Acceptance Date:
                     -------------------------

5. Commencement Date: The Commencement Date shall be as defined in Paragraph 2b of the Master Lease Agreement.

6.   Initial Period: 36 months from Commencement Date.
                    ---

7. Monthly Rental: Lessee shall pay Monthly Rental in the sum of $5,377.70, (plus applicable sales/use tax, if any) payable FIRST AND LAST in advance, to the Lessor. Lessee shall pay interim rent based on a pro-rata portion of the Monthly Rental, calculated a 30-day basis for the period between the Acceptance Date and the Commencement Date. Effective as of the Commencement Date (or as of the Assignment Date, if earlier), the Monthly Rental shall be increased proportionately to any increase occurring between the Schedule Date and the Commencement Date in the yields of the THREE (3) year U.S. Treasury Notes, at a rate of
     6.14 as quoted in the editions of the Wall Street Journal published on the Schedule Date and the Commencement Date, respectively (if more than one yield is quoted, the highest quote shall be used). As of the Commencement Date, the Monthly Rental shall be fixed for the Initial Lease Term and any extension; provided, however, that if the Assignment Date occurs after the Commencement Date, then effective as of the Assignment Date, the Monthly Rental shall again be increased proportionately to any increase occurring between the Commencement Date an the Assignment Date in the yields of the THREE (3) year U.S. Treasury Notes, at a rate of 6.14, as quoted in the editions of the Wall Street Journal published on the Commencement Date and the Assignment Date, respectively (if more than one yield is quoted, the highest quote shall be used). As soon as practicable after the effective date of each adjustment made in accordance with this paragraph, Lessor shall provide Lessee with written notice of the increase; Lessor's calculations shall be conclusive absent manifest error.

8. Representation of Lessee: Lessor and Lessee agree that this Equipment Schedule constitutes a "true lease" under the Utah Uniform Commercial Code - Leases, in that (a) Lessee has selected the Equipment in its sole discretion, (b) Lessor had acquired the Equipment solely for purposes of leasing such Equipment under this Equipment Schedule, and/or (c) Lessee has received a copy of the contract evidencing Lessor's purchase of the Equipment.

9. Master Lease: This Equipment Schedule No. 1 is issued pursuant to the Master Lease Agreement identified herein. All of the terms and conditions of the Master Lease Agreement are hereby incorporated herein and made a part hereof as if such terms and conditions were set forth herein. By their execution and delivery of this Equipment Schedule, the parties hereby reaffirm all of the terms and conditions of the Master Lease Agreement, except to the extent, if any, modified, hereby.

     This is Counterpart No. 1 of 1 serially numbered, manually executed counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest is this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.


LESSOR:  Amembal Capital Corporation        LESSEE: Interactive Telesis Inc.

BY:                                         BY:
   ---------------------------------           -----------------------------
             (signature)                               (signature)

TITLE:                                      TITLE:   CEO
      ------------------------------              -------------------------

                                  EXHIBIT A

LEASE NO.  TI0900
SCHEDULE NO.   1

EQUIPMENT LOCATION:  12636 HIGH BLUFF 2ND FLOOR
                     SAN DIEGO, CA 92130

EQUIPMENT DESCRIPTION:  All Equipment described herein together with all parts, accessories, attachments, substitutions, repairs, improvements and replacements and any and all proceeds thereof, including without limitation, insurance proceeds.

Quantity         Description                                     Serial Number
------------------------------------------------------------------------------
26               CPQ 256MB Reg SDRAM DIMM 133MHZ
26               CPQ Proliant DL360 7/800 128mb
52               CPQ 9GR Plug Ultra# 1" 10K


Lessee hereby authorizes Lessor to amend the documents and any applicable Uniform Commercial Code Financing Statement to include serial numbers for the Equipment as they become available.



INITIALS: D

Lessor:

Lessee: